Exhibit 99.1

Bank of Hawaii Corporation Second Quarter 2011 Financial Results

•                  Diluted Earnings Per Share $0.74

•                  Net Income $35.1 Million

•                  Board of Directors Declares Dividend of $0.45 Per Share

•                  Board of Directors Increases Share Repurchase Authorization by $120.0 Million

FOR IMMEDIATE RELEASE

HONOLULU, HI (July 25, 2011) — Bank of Hawaii Corporation (NYSE: BOH) today reported diluted earnings per share of $0.74 for the second quarter of 2011, down from $0.88 in the previous quarter.  Net income for the second quarter of 2011 was $35.1 million, down $7.2 million compared to net income of $42.4 million in the first quarter of 2011 primarily due to the previously announced tentative settlement agreement regarding the Company’s overdraft practices.

Loan and lease balances increased to $5.4 billion due to growth in both commercial and consumer loan demand.  Deposit growth remained strong during the second quarter, increasing to $10.0 billion at June 30, 2011.  The allowance for loan and lease losses decreased by $2.4 million to $145.0 million due to the improving Hawaii economy and represents 2.71 percent of outstanding loans and leases.

“Bank of Hawaii’s operating results were solid in the second quarter of 2011, excluding the one-time impact of a legal settlement,” said Peter S. Ho, Chairman, President and CEO.  “Loan growth was modestly higher both on an average and period end basis.  Expenses were controlled.  Credit quality remained stable and continued to improve from prior year levels.  The Hawaii economy remains steady with improved unemployment statistics and continued growth in visitor arrivals and spending.  Japan arrivals, as expected, have been muted by the effects of the March earthquake and resulting tsunami.  The downturn in arrivals from Japan however has been less severe than anticipated and has been more than offset by visitors from other market segments both domestic and international.”

The return on average assets for the second quarter of 2011 was 1.09 percent, down from 1.32 percent in the first quarter.  The return on average equity for the second quarter of 2011 was 13.86 percent compared to 16.86 percent for the previous quarter.  The efficiency ratio for the second quarter of 2011 was 63.81 percent compared to 56.04 percent in the previous quarter.

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Bank of Hawaii Corporation Second Quarter 2011 Financial Results

For the six months ended June 30, 2011, net income was $77.5 million, down from net income of $99.3 million for the same period last year.  Net income in the first half of 2011 included net gains of $6.1 million on the sales of investment securities compared with net gains of $35.0 million for the first six months of 2010.  Diluted earnings per share were $1.62 for the first half of 2011, down from diluted earnings per share of $2.05 for the first half of 2010.  The year-to-date return on average assets was 1.21 percent, down from 1.60 percent for the same six months in 2010.  The year-to-date return on average equity was 15.36 percent, down from 20.73 percent for the six months ended June 30, 2010.  The efficiency ratio for the first half of 2011 was 59.84 percent compared with 47.59 percent in the same period last year.

Financial Highlights

Net interest income, on a taxable equivalent basis, for the second quarter of 2011 was $97.9 million, down $2.2 million from net interest income of $100.1 million in the first quarter of 2011 and down $6.3 million from net interest income of $104.2 million in the second quarter of 2010.  Net interest income for the first half of 2011 was $198.0, down $14.1 million compared with net interest income of $212.1 million for the first half of 2010.  Analyses of the changes in net interest income are included in Tables 7a, 7b, and 7c.

The net interest margin was 3.16 percent for the second quarter of 2011, a decrease of 8 basis points from the net interest margin of 3.24 percent in the first quarter of 2011 and a 35 basis point decrease from the net interest margin of 3.51 percent in the second quarter of 2010.  The net interest margin for the six months ended June 30, 2011 was 3.20 percent compared with 3.61 percent for the same period last year.  The decrease in the net interest margin was largely the result of lower interest rates and the Company’s strategy to maintain strong liquidity and reduce risk.

During the second quarter of 2011 the provision for credit losses totaled $3.6 million, or $2.4 million less than net charge-offs, and reflects the improving Hawaii economy and asset quality of the loan portfolio. The provision for credit losses equaled net charge-offs of $4.7 million during the first quarter of 2011.  During the second quarter of 2010 the provision for credit losses of $15.9 million exceeded net charge-offs of $14.9 million.

Noninterest income was $49.5 million for the second quarter of 2011, a decrease of $4.5 million compared to noninterest income of $53.9 million in the first quarter of 2011, and a decrease of $19.4 million compared to noninterest income of $68.9 million in the second quarter of 2010.  Noninterest income in the first quarter of 2011 included net gains of $6.1 million on the sales of investment securities.  Noninterest income in the second quarter of 2010 included $15.0 million in net gains on the sales of investment securities.  Excluding the gains on securities sales, the decrease compared with the previous year was largely due to a reduction in overdraft fees, which were $5.0 million lower than the second quarter of 2010.  Noninterest income for the first half of 2011 was $103.4 million compared with noninterest income of $140.7 million for the first half of 2010.

Noninterest expense was $93.8 million in the second quarter of 2011, up $7.7 million from noninterest expense of $86.1 million in the first quarter of 2011, and up $7.9 million from noninterest expense of $85.9 million in the same quarter last year.  Noninterest expense in the second quarter of 2011 included the previously mentioned litigation settlement of $9.0 million and $2.0 million for employee stock incentives.  Noninterest expense in the second quarter of 2010 included $3.3 million for employee incentives.  Noninterest expense for the first half of 2011 was $179.9 million compared with noninterest expense of $167.6 million for the first half of 2010.  An analysis of salary and benefit expenses is included in Table 8.

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Bank of Hawaii Corporation Second Quarter 2011 Financial Results

The effective tax rate for the second quarter of 2011 was 29.12 percent compared to 32.60 percent in the previous quarter and 34.37 percent during the same quarter last year.  The lower effective tax rate for the second quarter of 2011 compared to the same period in 2010 was primarily due to a benefit recorded in the second quarter of 2011 for the release of reserves due to the closing of Internal Revenue Service audits for certain prior years.  The effective tax rate for the first half of 2011 was 31.06 percent compared with 32.89 percent for the same period last year.

The Company’s business segments are defined as Retail Banking, Commercial Banking, Investment Services, and Treasury & Other.  Results are determined based on the Company’s internal financial management reporting process and organizational structure.  Selected financial information for the business segments is included in Tables 12a and 12b.

Asset Quality

The Company’s overall credit quality continues to improve and reflects the recovering Hawaii economy.  Non-performing assets decreased to $34.2 million at June 30, 2011, compared with $34.6 million at March 31, 2011 and $43.2 million at June 30, 2010.  As a percentage of total loans and leases, including loans held for sale and foreclosed real estate, non-performing assets were 0.64 percent at June 30, 2011, down from 0.65 percent as of March 31, 2011, and down from 0.79 percent at June 30, 2010.

Accruing consumer loans and leases past due 90 days or more were $7.8 million at June 30, 2011, up from $5.6 million at March 31, 2011, and down from $12.9 million at June 30, 2010.  The increase compared with the previous quarter is largely due to the addition of two residential first mortgage loans.  There were no accruing commercial loans or leases past due 90 days or more at June 30, 2011.  Restructured loans not included in non-accrual loans or accruing loans past due 90 days or more were $28.2 million at June 30, 2011 and primarily comprised of loans with lowered monthly payments to accommodate the borrowers’ financial needs for a period of time.  More information on non-performing assets and accruing loans and leases past due 90 days or more is presented in Table 10.

Net charge-offs during the second quarter of 2011 were $6.0 million or 0.45 percent annualized of total average loans and leases outstanding.  Charge-offs of $9.0 million during the quarter were partially offset by recoveries of $3.0 million.  Net charge-offs in the first quarter of 2011 were $4.7 million, or 0.36 percent annualized of total average loans and leases outstanding, and were comprised of charge-offs of $7.4 million and recoveries of $2.7 million.  Net charge-offs during the second quarter of 2010 were $14.9 million, or 1.09 percent annualized of total average loans and leases outstanding, and were comprised of charge-offs of $17.1 million and recoveries of $2.2 million.  Net charge-offs during the first six months of 2011 were $10.7 million or 0.40 percent annualized of total average loans and leases outstanding compared with $33.0 million or 1.19 percent for the first half of 2010.  Details of loan and lease charge-offs, recoveries, and the components of the total reserve for credit losses are summarized in Table 11.

The allowance for loan and lease losses was $145.0 million at June 30, 2011, down $2.4 million from the allowance for loan and lease losses of $147.4 at March 31, 2011 and at June 30, 2010.  The reduction is a reflection of the gradually improving Hawaii economy and its impact on the mortgage-related consumer lending and commercial portfolios.  The ratio of the allowance for loan and lease losses to total loans and leases was 2.71 percent at June 30, 2011.  The reserve for unfunded commitments at June 30, 2011 was unchanged at $5.4 million.

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Bank of Hawaii Corporation Second Quarter 2011 Financial Results

Other Financial Highlights

Total assets were $13.2 billion at June 30, 2011, up from total assets of $13.0 billion at March 31, 2011, and up from total assets of $12.9 billion at June 30, 2010.  Average total assets were $13.0 billion during the second quarter of 2011, up slightly compared to average total assets in the previous quarter, and up from average assets of $12.6 billion during the second quarter last year.

As of June 30, 2011, the total carrying value of the investment securities portfolio was $6.6 billion, up from $6.5 billion at March 31, 2011, and up from $6.1 billion at June 30, 2010.  The available for sale securities portfolio increased to $4.1 billion and securities held to maturity increased to $2.5 billion at June 30, 2011.

Total loans and leases were $5.4 billion at June 30, 2011, up $24.5 million or 0.5 percent from March 31, 2011 as growth in commercial lending and residential mortgages offset declines in home equity, auto lending, and other consumer loans.  Average total loans and leases were $5.3 billion during the second quarter of 2011, up $14.3 million from the previous quarter, and down from average loans and leases of $5.5 billion during the second quarter last year.

Total deposits increased to $10.0 billion at June 30, 2011, up $66.6 million from March 31, 2011, and up $654.4 million from total deposits of $9.3 billion at June 30, 2010.  Average total deposits were $9.8 billion during the second quarter of 2011, down slightly from the previous quarter, and up from $9.4 billion during the second quarter last year.

During the second quarter of 2011, the Company repurchased 636.4 thousand shares of common stock at a total cost of $30.0 million under its share repurchase program.  The average cost was $47.15 per share repurchased.  From the beginning of the share repurchase program initiated during July 2001 through June 30, 2011, the Company has repurchased 47.1 million shares and returned $1.69 billion to shareholders at an average cost of $35.82 per share.

The Company’s Board of Directors has increased the authorization under the share repurchase program by an additional $120.0 million.  This new authorization, combined with the previously announced authorizations of $1.70 billion, brings the total repurchase authority to $1.82 billion.  From July 1 through July 22, 2011, the Company repurchased an additional 152.5 thousand shares of common stock at an average cost of $46.08 per share repurchased.  Remaining buyback authority under the share repurchase program was $126.1 million at July 22, 2011.

Total shareholders’ equity was $1.00 billion at June 30, 2011, compared to $996.2 million at March 31, 2011 and $1.01 billion at June 30, 2010.  The ratio of tangible common equity to risk-weighted assets was 18.95 percent at June 30, 2011, compared with 19.04 percent at March 31, 2011 and 18.57 percent at June 30, 2010.  The Tier 1 leverage ratio at June 30, 2011 was 7.07 percent, down from 7.16 percent at March 31, 2011 and down from 7.09 percent at June 30, 2010.

The Company’s Board of Directors declared a quarterly cash dividend of $0.45 per share on the Company’s outstanding shares.  The dividend will be payable on September 15, 2011 to shareholders of record at the close of business on August 31, 2011.

4

Bank of Hawaii Corporation Second Quarter 2011 Financial Results

Hawaii Economy

Hawaii’s economy continued to improve during the second quarter of 2011 due to increasing visitor arrivals and spending.  For the first five months of 2011, visitor arrivals increased 6.7% and visitor spending rose 15.3% compared to the same period in 2010.  As expected, Japanese visitor arrivals and spending decreased following the March 2011 natural disasters in Japan.  However, this was more than offset by continued strong visitor arrivals and spending from the U.S. Mainland and Canada.  Hotel occupancy and revenue per available room have also continued to show signs of improvement.  Overall, state job growth has begun to stabilize as the statewide seasonally-adjusted unemployment rate declined to 6.0% at the end of June 2011.  The volume and median price for single-family home sales on Oahu was lower for the first six months of 2011 compared to the same period in 2010.  The housing market on Oahu remains stable, with some continued softness on the neighbor islands.

Conference Call Information

The Company will review its second quarter 2011 financial results today at 8:00 a.m. Hawaii Time (2:00 p.m. Eastern Time).  The conference call will be accessible via teleconference and via the Investor Relations link of Bank of Hawaii Corporation’s web site, www.boh.com.  Conference call participants within the United States should dial 800-299-8538.  International participants should dial 617-786-2902.  Use the pass code “Bank of Hawaii” to access the call.  A replay will be available for one week beginning Monday, July 25, 2011 by calling 888-286-8010 in the United States or 617-801-6888 internationally and entering the pass code 97148859 when prompted.  A replay will also be available via the Investor Relations link on the Company’s web site.

Forward-Looking Statements

This news release, and other statements made by the Company in connection with it may contain “forward-looking statements”, such as forecasts of our financial results and condition, expectations for our operations and business prospects, and our assumptions used in those forecasts and expectations.  Do not unduly rely on forward-looking statements.  Actual results might differ significantly from our forecasts and expectations because of a variety of factors. More information about these factors is contained in Bank of Hawaii Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010, which was filed with the U.S. Securities and Exchange Commission.  We have not committed to update forward-looking statements to reflect later events or circumstances.

Bank of Hawaii Corporation is a regional financial services company serving businesses, consumers and governments in Hawaii, American Samoa and the West Pacific.  The Company’s principal subsidiary, Bank of Hawaii, was founded in 1897 and is the largest independent financial institution in Hawaii.  For more information about Bank of Hawaii Corporation, see the Company’s web site, www.boh.com.

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5

Bank of Hawaii Corporation and Subsidiaries
Financial Highlights	Table 1a

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands, except per share amounts)	2011	2011	2010	2011	2010
For the Period:
Operating Results
Net Interest Income	$97,499	$99,697	$103,928	$197,196	$211,581
Provision for Credit Losses	3,600	4,691	15,939	8,291	36,650
Total Noninterest Income	49,463	53,922	68,874	103,385	140,656
Total Noninterest Expense	93,774	86,082	85,918	179,856	167,624
Net Income	35,148	42,360	46,564	77,508	99,300
Basic Earnings Per Share	0.74	0.89	0.97	1.63	2.07
Diluted Earnings Per Share	0.74	0.88	0.96	1.62	2.05
Dividends Declared Per Share	0.45	0.45	0.45	0.90	0.90

Performance Ratios
Return on Average Assets	1.09%	1.32%	1.48%	1.21%	1.60%
Return on Average Shareholders’ Equity	13.86	16.86	19.01	15.36	20.73
Efficiency Ratio [1]	63.81	56.04	49.72	59.84	47.59
Operating Leverage [2]	(21.25)	14.42	(11.10)	(34.61)	20.98
Net Interest Margin [3]	3.16	3.24	3.51	3.20	3.61
Dividend Payout Ratio [4]	60.81	50.56	46.39	55.21	43.48
Average Shareholders’ Equity to Average Assets	7.84	7.86	7.79	7.85	7.73

Average Balances
Average Loans and Leases	$5,326,123	$5,311,781	$5,522,423	$5,318,993	$5,604,218
Average Assets	12,967,232	12,965,633	12,603,233	12,966,437	12,491,132
Average Deposits	9,790,349	9,873,727	9,387,621	9,831,809	9,389,110
Average Shareholders’ Equity	1,016,813	1,018,788	982,233	1,017,795	965,745

Market Price Per Share of Common Stock
Closing	$46.52	$47.82	$48.35	$46.52	$48.35
High	49.26	49.23	54.10	49.26	54.10
Low	44.90	44.32	45.00	44.32	41.60

	June 30,	March 31,	December 31,	June 30,
	2011	2011	2010	2010
As of Period End:
Balance Sheet Totals
Loans and Leases	$5,351,473	$5,326,929	$5,335,792	$5,440,911
Total Assets	13,161,204	12,962,304	13,126,787	12,855,845
Total Deposits	9,979,034	9,912,391	9,888,995	9,324,659
Long-Term Debt	30,714	32,643	32,652	40,300
Total Shareholders’ Equity	1,003,450	996,225	1,011,133	1,013,011

Asset Quality
Allowance for Loan and Lease Losses	$144,976	$147,358	$147,358	$147,358
Non-Performing Assets [5]	34,156	34,592	37,786	43,241

Financial Ratios
Allowance to Loans and Leases Outstanding	2.71%	2.77%	2.76%	2.71%
Tier 1 Capital Ratio	17.96	18.41	18.28	16.92
Total Capital Ratio	19.23	19.68	19.55	18.19
Tier 1 Leverage Ratio	7.07	7.16	7.15	7.09
Total Shareholders’ Equity to Total Assets	7.62	7.69	7.70	7.88
Tangible Common Equity to Tangible Assets [6]	7.40	7.46	7.48	7.65
Tangible Common Equity to Risk-Weighted Assets [6]	18.95	19.04	19.29	18.57

Non-Financial Data
Full-Time Equivalent Employees	2,405	2,381	2,399	2,427
Branches and Offices	82	82	82	83
ATMs	508	506	502	487

1                   Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and total noninterest income).

2                   Operating leverage is defined as the percentage change in income before the provision for credit losses and the provision for income taxes.  Measures are presented on a linked quarter basis.

3                   Net interest margin is defined as net interest income, on a taxable equivalent basis, as a percentage of average earning assets.

4                   Dividend payout ratio is defined as dividends declared per share divided by basic earnings per share.

5                   Excluded from non-performing assets are contractually binding non-accrual loans held for sale of $7.5 million as of March 31, 2011.

6                   Tangible common equity, a non-GAAP financial measure, is defined by the Company as shareholders’ equity minus goodwill and intangible assets.  Intangible assets are included as a component of other assets in the Consolidated Statements of Condition.

Bank of Hawaii Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures	Table 1b

		June 30,	March 31,	December 31,	June 30,
(dollars in thousands)		2011	2011	2010	2010

Total Shareholders’ Equity		$1,003,450	$996,225	$1,011,133	$1,013,011
Less:	Goodwill	31,517	31,517	31,517	31,517
	Intangible Assets	108	131	154	196
Tangible Common Equity		$971,825	$964,577	$979,462	$981,298

Total Assets		$13,161,204	$12,962,304	$13,126,787	$12,855,845
Less:	Goodwill	31,517	31,517	31,517	31,517
	Intangible Assets	108	131	154	196
Tangible Assets		$13,129,579	$12,930,656	$13,095,116	$12,824,132

Risk-Weighted Assets, determined in accordance with prescribed regulatory requirements		$5,128,368	$5,065,817	$5,076,909	$5,283,996

Total Shareholders’ Equity to Total Assets		7.62%	7.69%	7.70%	7.88%
Tangible Common Equity to Tangible Assets (Non-GAAP)		7.40%	7.46%	7.48%	7.65%

Tier 1 Capital Ratio		17.96%	18.41%	18.28%	16.92%
Tangible Common Equity to Risk-Weighted Assets (Non-GAAP)		18.95%	19.04%	19.29%	18.57%

Bank of Hawaii Corporation and Subsidiaries
Net Significant Income (Expense) Items	Table 2

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands)	2011	2011	2010	2011	2010
Cash Basis Interest Recoveries	$—	$—	$—	$—	$2,832
Investment Securities Gains, Net	—	6,084	14,951	6,084	34,972
Gain on Disposal of Leased Equipment	—	—	1,189	—	1,189
Decrease (Increase) in Allowance for Loan and Lease Losses	2,382	—	(1,000)	2,382	(3,700)
Cash Grants for the Purchase of Company Stock	—	—	(3,250)	—	(3,250)
Legal Settlement Related to OD Claims	(9,000)	—	—	(9,000)	—
Significant Income (Expense) Items Before the Provision (Benefit) for Income Taxes	(6,618)	6,084	11,890	(534)	32,043
Income Taxes Impact Related to Lease Transactions	—	—	462	—	462
Income Tax Impact	(2,316)	2,129	3,745	(187)	10,799
Net Significant Income (Expense) Items	$(4,302)	$3,955	$7,683	$(347)	$20,782

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Income	Table 3

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands, except per share amounts)	2011	2011	2010	2011	2010
Interest Income
Interest and Fees on Loans and Leases	$65,542	$66,593	$71,997	$132,135	$149,268
Income on Investment Securities
Available-for-Sale	23,490	37,669	44,989	61,159	88,830
Held-to-Maturity	20,553	7,633	1,700	28,186	3,563
Deposits	2	(2)	3	—	16
Funds Sold	297	251	396	548	705
Other	279	279	277	558	554
Total Interest Income	110,163	112,423	119,362	222,586	242,936
Interest Expense
Deposits	4,792	5,232	7,930	10,024	16,237
Securities Sold Under Agreements to Repurchase	7,338	7,041	6,472	14,379	12,901
Funds Purchased	5	6	6	11	13
Long-Term Debt	529	447	1,026	976	2,204
Total Interest Expense	12,664	12,726	15,434	25,390	31,355
Net Interest Income	97,499	99,697	103,928	197,196	211,581
Provision for Credit Losses	3,600	4,691	15,939	8,291	36,650
Net Interest Income After Provision for Credit Losses	93,899	95,006	87,989	188,905	174,931
Noninterest Income
Trust and Asset Management	11,427	11,806	11,457	23,233	23,165
Mortgage Banking	2,661	3,122	3,752	5,783	7,216
Service Charges on Deposit Accounts	9,375	9,932	14,856	19,307	28,670
Fees, Exchange, and Other Service Charges	16,662	14,945	15,806	31,607	30,310
Investment Securities Gains, Net	—	6,084	14,951	6,084	34,972
Insurance	3,210	2,771	2,291	5,981	5,006
Other	6,128	5,262	5,761	11,390	11,317
Total Noninterest Income	49,463	53,922	68,874	103,385	140,656
Noninterest Expense
Salaries and Benefits	46,800	46,782	47,500	93,582	92,064
Net Occupancy	10,476	10,327	10,154	20,803	20,298
Net Equipment	4,741	4,698	4,366	9,439	8,924
Professional Fees	2,294	2,158	2,091	4,452	4,083
FDIC Insurance	2,010	3,244	3,107	5,254	6,207
Other	27,453	18,873	18,700	46,326	36,048
Total Noninterest Expense	93,774	86,082	85,918	179,856	167,624
Income Before Provision for Income Taxes	49,588	62,846	70,945	112,434	147,963
Provision for Income Taxes	14,440	20,486	24,381	34,926	48,663
Net Income	$35,148	$42,360	$46,564	$77,508	$99,300
Basic Earnings Per Share	$0.74	$0.89	$0.97	$1.63	$2.07
Diluted Earnings Per Share	$0.74	$0.88	$0.96	$1.62	$2.05
Dividends Declared Per Share	$0.45	$0.45	$0.45	$0.90	$0.90
Basic Weighted Average Shares	47,428,718	47,851,612	48,080,485	47,638,752	47,997,996
Diluted Weighted Average Shares	47,607,814	48,074,656	48,415,602	47,837,778	48,352,082

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Condition	Table 4

	June 30,	March 31,	December 31,	June 30,
(dollars in thousands)	2011	2011	2010	2010
Assets
Interest-Bearing Deposits	$4,796	$5,394	$3,472	$4,062
Funds Sold	449,042	419,379	438,327	355,891
Investment Securities
Available-for-Sale	4,112,601	4,045,096	6,533,874	5,980,759
Held-to-Maturity (Fair Value of $2,566,621; $2,437,803; $134,028; and $161,441)	2,512,024	2,426,710	127,249	153,190
Loans Held for Sale	13,157	16,160	17,564	13,179
Loans and Leases	5,351,473	5,326,929	5,335,792	5,440,911
Allowance for Loan and Lease Losses	(144,976)	(147,358)	(147,358)	(147,358)
Net Loans and Leases	5,206,497	5,179,571	5,188,434	5,293,553
Total Earning Assets	12,298,117	12,092,310	12,308,920	11,800,634
Cash and Noninterest-Bearing Deposits	203,326	223,068	165,748	343,514
Premises and Equipment	105,785	106,729	108,170	108,394
Customers’ Acceptances	882	779	437	412
Accrued Interest Receivable	40,957	41,309	41,151	41,420
Foreclosed Real Estate	2,590	2,793	1,928	3,192
Mortgage Servicing Rights	25,072	25,919	25,379	25,646
Goodwill	31,517	31,517	31,517	31,517
Other Assets	452,958	437,880	443,537	501,116
Total Assets	$13,161,204	$12,962,304	$13,126,787	$12,855,845

Liabilities
Deposits
Noninterest-Bearing Demand	$2,507,358	$2,568,942	$2,447,713	$2,214,803
Interest-Bearing Demand	2,023,937	1,811,705	1,871,718	1,615,464
Savings	4,413,390	4,515,921	4,526,893	4,423,473
Time	1,034,349	1,015,823	1,042,671	1,070,919
Total Deposits	9,979,034	9,912,391	9,888,995	9,324,659
Funds Purchased	9,882	9,478	9,478	9,832
Short-Term Borrowings	6,800	6,900	6,200	7,000
Securities Sold Under Agreements to Repurchase	1,873,286	1,745,083	1,901,084	2,081,393
Long-Term Debt	30,714	32,643	32,652	40,300
Banker’s Acceptances	882	779	437	412
Retirement Benefits Payable	30,588	30,707	30,885	35,669
Accrued Interest Payable	5,457	6,605	5,007	5,078
Taxes Payable and Deferred Taxes	106,244	124,774	121,517	228,660
Other Liabilities	114,867	96,719	119,399	109,831
Total Liabilities	12,157,754	11,966,079	12,115,654	11,842,834
Shareholders’ Equity
Common Stock ($.01 par value; authorized 500,000,000 shares; issued / outstanding: June 30, 2011 - 57,132,830 / 47,225,303; March 31, 2011 - 57,120,240 / 47,760,878; December 31, 2010 - 57,115,287 / 48,097,672; and June 30, 2010 - 57,100,287 / 48,264,157)	571	570	570	570
Capital Surplus	502,777	502,029	500,888	497,082
Accumulated Other Comprehensive Income	27,778	7,936	26,965	61,220
Retained Earnings	964,420	951,817	932,629	895,565
Treasury Stock, at Cost (Shares: June 30, 2011 - 9,907,527; March 31, 2011 - 9,359,362; December 31, 2010 - 9,017,615; and June 30, 2010 - 8,836,130)	(492,096)	(466,127)	(449,919)	(441,426)
Total Shareholders’ Equity	1,003,450	996,225	1,011,133	1,013,011
Total Liabilities and Shareholders’ Equity	$13,161,204	$12,962,304	$13,126,787	$12,855,845

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Shareholders’ Equity	Table 5

				Accum.
				Other
		Common	Capital	Comprehensive	Retained	Treasury	Comprehensive
(dollars in thousands)	Total	Stock	Surplus	Income	Earnings	Stock	Income
Balance as of December 31, 2010	$1,011,133	$570	$500,888	$26,965	$932,629	$(449,919)
Comprehensive Income:
Net Income	77,508	—	—	—	77,508	—	$77,508
Other Comprehensive Income, Net of Tax:
Net Unrealized Losses on Investment Securities, Net of Reclassification Adjustment	(235)	—	—	(235)	—	—	(235)
Amortization of Net Losses Related to Defined Benefit Plans	1,048	—	—	1,048	—	—	1,048
Total Comprehensive Income							$78,321

Share-Based Compensation	1,360	—	1,360	—	—	—
Common Stock Issued under Purchase and Equity Compensation Plans and Related Tax Benefits (237,619 shares)	7,829	1	529	—	(2,752)	10,051
Common Stock Repurchased (1,109,988 shares)	(52,228)	—	—	—	—	(52,228)
Cash Dividends Paid ($0.90 per share)	(42,965)	—	—	—	(42,965)	—
Balance as of June 30, 2011	$1,003,450	$571	$502,777	$27,778	$964,420	$(492,096)

Balance as of December 31, 2009	$895,973	$569	$494,318	$6,925	$843,521	$(449,360)
Comprehensive Income:
Net Income	99,300	—	—	—	99,300	—	$99,300
Other Comprehensive Income, Net of Tax:
Net Unrealized Gains on Investment Securities, Net of Reclassification Adjustment	53,534	—	—	53,534	—	—	53,534
Amortization of Net Losses Related to Defined Benefit Plans	761	—	—	761	—	—	761
Total Comprehensive Income							$153,595

Share-Based Compensation	1,545	—	1,545	—	—	—
Common Stock Issued under Purchase and Equity Compensation Plans and Related Tax Benefits (312,707 shares)	8,532	1	1,219	—	(3,902)	11,214
Common Stock Repurchased (67,493 shares)	(3,280)	—	—	—	—	(3,280)
Cash Dividends Paid ($0.90 per share)	(43,354)	—	—	—	(43,354)	—
Balance as of June 30, 2010	$1,013,011	$570	$497,082	$61,220	$895,565	$(441,426)

Bank of Hawaii Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable Equivalent Basis	Table 6a

	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2011			March 31, 2011			June 30, 2010
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits	$5.3	$—	0.15%	$4.0	$—	(0.16)%	$5.3	$—	0.17%
Funds Sold	518.4	0.3	0.23	457.2	0.3	0.22	586.8	0.4	0.27
Investment Securities
Available-for-Sale	4,061.4	23.9	2.35	5,646.9	38.0	2.70	5,531.2	45.2	3.27
Held-to-Maturity	2,418.0	20.6	3.40	901.0	7.6	3.39	160.2	1.7	4.25
Loans Held for Sale	11.5	0.1	3.25	8.5	0.1	5.65	8.5	0.1	4.46
Loans and Leases [1]
Commercial and Industrial	772.4	7.8	4.02	775.8	7.9	4.11	765.5	7.9	4.12
Commercial Mortgage	890.9	10.8	4.87	851.2	10.3	4.93	826.2	10.5	5.10
Construction	79.3	1.0	5.24	80.6	1.0	5.05	100.3	1.3	5.28
Commercial Lease Financing	329.5	2.3	2.79	333.6	2.3	2.75	400.8	3.0	2.95
Residential Mortgage	2,113.3	27.7	5.25	2,100.6	28.6	5.44	2,109.1	29.9	5.66
Home Equity	785.3	9.5	4.83	796.0	9.6	4.91	875.8	10.9	5.01
Automobile	192.8	3.3	6.92	203.1	3.6	7.14	249.4	4.7	7.63
Other [2]	162.6	3.0	7.50	170.9	3.2	7.53	195.3	3.7	7.63
Total Loans and Leases	5,326.1	65.4	4.92	5,311.8	66.5	5.04	5,522.4	71.9	5.22
Other	79.9	0.3	1.40	79.9	0.3	1.40	79.8	0.3	1.39
Total Earning Assets [3]	12,420.6	110.6	3.56	12,409.3	112.8	3.65	11,894.2	119.6	4.03
Cash and Noninterest-Bearing Deposits	129.3			134.5			221.0
Other Assets	417.3			421.8			488.0
Total Assets	$12,967.2			$12,965.6			$12,603.2

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$1,769.6	0.2	0.04	$1,805.0	0.2	0.04	$1,659.8	0.3	0.06
Savings	4,523.0	1.9	0.17	4,536.9	2.2	0.20	4,477.8	4.2	0.38
Time	1,009.5	2.7	1.07	1,045.9	2.8	1.10	1,093.0	3.4	1.24
Total Interest-Bearing Deposits	7,302.1	4.8	0.26	7,387.8	5.2	0.29	7,230.6	7.9	0.44
Short-Term Borrowings	16.2	—	0.13	17.1	—	0.13	17.7	—	0.13
Securities Sold Under Agreements to Repurchase	1,862.4	7.4	1.56	1,761.2	7.1	1.60	1,785.2	6.5	1.44
Long-Term Debt	32.6	0.5	6.49	32.7	0.4	5.48	74.4	1.0	5.52
Total Interest-Bearing Liabilities	9,213.3	12.7	0.55	9,198.8	12.7	0.56	9,107.9	15.4	0.68
Net Interest Income		$97.9			$100.1			$104.2
Interest Rate Spread			3.01%			3.09%			3.35%
Net Interest Margin			3.16%			3.24%			3.51%
Noninterest-Bearing Demand Deposits	2,488.2			2,485.8			2,157.0
Other Liabilities	248.9			262.2			356.1
Shareholders’ Equity	1,016.8			1,018.8			982.2
Total Liabilities and Shareholders’ Equity	$12,967.2			$12,965.6			$12,603.2

1  Non-performing loans and leases are included in the respective average loan and lease balances.  Income, if any, on such loans and leases is recognized on a cash basis.

2  Comprised of other consumer revolving credit, installment, and consumer lease financing.

3  Interest income includes taxable equivalent basis adjustments, based upon a federal statutory tax rate of 35%, of $395,000, $383,000, and $237,000 for the three months ended June 30, 2011, March 31, 2011, and June 30, 2010, respectively.

Bank of Hawaii Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable Equivalent Basis	Table 6b

	Six Months Ended			Six Months Ended
	June 30, 2011			June 30, 2010
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits	$4.7	$—	0.02%	$5.6	$—	0.56%
Funds Sold	488.0	0.6	0.22	525.2	0.7	0.27
Investment Securities
Available-for-Sale	4,849.8	61.9	2.56	5,386.9	89.3	3.32
Held-to-Maturity	1,663.6	28.2	3.39	167.1	3.6	4.26
Loans Held for Sale	10.0	0.2	4.26	8.7	0.6	14.27
Loans and Leases [1]
Commercial and Industrial	774.1	15.6	4.07	776.9	18.1	4.69
Commercial Mortgage	871.2	21.2	4.90	832.1	21.0	5.10
Construction	80.0	2.0	5.14	104.1	2.7	5.13
Commercial Lease Financing	331.5	4.6	2.77	404.1	6.3	3.14
Residential Mortgage	2,107.0	56.3	5.34	2,134.7	60.8	5.70
Home Equity	790.6	19.1	4.87	892.5	22.2	5.01
Automobile	197.9	6.9	7.03	260.9	9.9	7.68
Other [2]	166.7	6.2	7.52	198.9	7.6	7.70
Total Loans and Leases	5,319.0	131.9	4.98	5,604.2	148.6	5.33
Other	79.9	0.6	1.40	79.8	0.6	1.39
Total Earning Assets [3]	12,415.0	223.4	3.61	11,777.5	243.4	4.15
Cash and Noninterest-Bearing Deposits	131.9			225.4
Other Assets	419.5			488.2
Total Assets	$12,966.4			$12,491.1

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$1,787.2	0.4	0.04	$1,660.8	0.5	0.07
Savings	4,529.9	4.1	0.18	4,456.1	8.7	0.39
Time	1,027.6	5.5	1.08	1,114.7	7.0	1.27
Total Interest-Bearing Deposits	7,344.7	10.0	0.28	7,231.6	16.2	0.45
Short-Term Borrowings	16.6	—	0.13	23.2	—	0.11
Securities Sold Under Agreements to Repurchase	1,812.2	14.4	1.58	1,659.2	12.9	1.55
Long-Term Debt	32.6	1.0	5.99	82.3	2.2	5.37
Total Interest-Bearing Liabilities	9,206.1	25.4	0.55	8,996.3	31.3	0.70
Net Interest Income		$198.0			$212.1
Interest Rate Spread			3.06%			3.45%
Net Interest Margin			3.20%			3.61%
Noninterest-Bearing Demand Deposits	2,487.0			2,157.5
Other Liabilities	255.5			371.6
Shareholders’ Equity	1,017.8			965.7
Total Liabilities and Shareholders’ Equity	$12,966.4			$12,491.1

1  Non-performing loans and leases are included in the respective average loan and lease balances.  Income, if any, on such loans and leases is recognized on a cash basis.

2  Comprised of other consumer revolving credit, installment, and consumer lease financing.

3  Interest income includes taxable equivalent basis adjustments, based upon a federal statutory tax rate of 35%, of $778,000 and $476,000 for the six months ended June 30, 2011 and 2010, respectively.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable Equivalent Basis	Table 7a

	Three Months Ended June 30, 2011
	Compared to March 31, 2011
(dollars in millions)	Volume [1]	Rate [1]	Time [1]	Total
Change in Interest Income:
Investment Securities
Available-for-Sale	$(9.7)	$(4.5)	$0.1	$(14.1)
Held-to-Maturity	12.9	0.1	—	13.0
Loans Held for Sale	0.1	(0.1)	—	—
Loans and Leases
Commercial and Industrial	—	(0.2)	0.1	(0.1)
Commercial Mortgage	0.5	(0.1)	0.1	0.5
Residential Mortgage	0.1	(1.0)	—	(0.9)
Home Equity	(0.1)	(0.1)	0.1	(0.1)
Automobile	(0.2)	(0.1)	—	(0.3)
Other [2]	(0.2)	—	—	(0.2)
Total Loans and Leases	0.1	(1.5)	0.3	(1.1)
Total Change in Interest Income	3.4	(6.0)	0.4	(2.2)

Change in Interest Expense:
Interest-Bearing Deposits
Savings	—	(0.3)	—	(0.3)
Time	(0.1)	—	—	(0.1)
Total Interest-Bearing Deposits	(0.1)	(0.3)	—	(0.4)
Securities Sold Under Agreements to Repurchase	0.4	(0.2)	0.1	0.3
Long-Term Debt	—	0.1	—	0.1
Total Change in Interest Expense	0.3	(0.4)	0.1	—

Change in Net Interest Income	$3.1	$(5.6)	$0.3	$(2.2)

1  The changes for each category of interest income and expense are allocated between the portion of changes attributable to the variance in volume, rate, and time for that category.

2  Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable Equivalent Basis	Table 7b

	Three Months Ended June 30, 2011
	Compared to June 30, 2010
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$—	$(0.1)	$(0.1)
Investment Securities
Available-for-Sale	(10.3)	(11.0)	(21.3)
Held-to-Maturity	19.2	(0.3)	18.9
Loans and Leases
Commercial and Industrial	0.1	(0.2)	(0.1)
Commercial Mortgage	0.8	(0.5)	0.3
Construction	(0.3)	—	(0.3)
Commercial Lease Financing	(0.5)	(0.2)	(0.7)
Residential Mortgage	—	(2.2)	(2.2)
Home Equity	(1.1)	(0.3)	(1.4)
Automobile	(1.0)	(0.4)	(1.4)
Other [2]	(0.6)	(0.1)	(0.7)
Total Loans and Leases	(2.6)	(3.9)	(6.5)
Total Change in Interest Income	6.3	(15.3)	(9.0)

Change in Interest Expense:
Interest-Bearing Deposits
Demand	—	(0.1)	(0.1)
Savings	0.1	(2.4)	(2.3)
Time	(0.3)	(0.4)	(0.7)
Total Interest-Bearing Deposits	(0.2)	(2.9)	(3.1)
Securities Sold Under Agreements to Repurchase	0.3	0.6	0.9
Long-Term Debt	(0.7)	0.2	(0.5)
Total Change in Interest Expense	(0.6)	(2.1)	(2.7)

Change in Net Interest Income	$6.9	$(13.2)	$(6.3)

1  The changes for each category of interest income and expense are allocated between the portion of changes attributable to the variance in volume and rate for that category.

2  Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable Equivalent Basis	Table 7c

	Six Months Ended June 30, 2011
	Compared to June 30, 2010
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$—	$(0.1)	$(0.1)
Investment Securities
Available-for-Sale	(8.3)	(19.1)	(27.4)
Held-to-Maturity	25.5	(0.9)	24.6
Loans Held for Sale	0.1	(0.5)	(0.4)
Loans and Leases
Commercial and Industrial	(0.1)	(2.4)	(2.5)
Commercial Mortgage	1.0	(0.8)	0.2
Construction	(0.7)	—	(0.7)
Commercial Lease Financing	(1.0)	(0.7)	(1.7)
Residential Mortgage	(0.8)	(3.7)	(4.5)
Home Equity	(2.5)	(0.6)	(3.1)
Automobile	(2.2)	(0.8)	(3.0)
Other [2]	(1.2)	(0.2)	(1.4)
Total Loans and Leases	(7.5)	(9.2)	(16.7)
Total Change in Interest Income	9.8	(29.8)	(20.0)

Change in Interest Expense:
Interest-Bearing Deposits
Demand	0.1	(0.2)	(0.1)
Savings	0.1	(4.7)	(4.6)
Time	(0.5)	(1.0)	(1.5)
Total Interest-Bearing Deposits	(0.3)	(5.9)	(6.2)
Securities Sold Under Agreements to Repurchase	1.2	0.3	1.5
Long-Term Debt	(1.4)	0.2	(1.2)
Total Change in Interest Expense	(0.5)	(5.4)	(5.9)

Change in Net Interest Income	$10.3	$(24.4)	$(14.1)

1 The changes for each category of interest income and expense are allocated between the portion of changes attributable to the variance in volume and rate for that category.

2  Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Salaries and Benefits	Table 8

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands)	2011	2011	2010	2011	2010
Salaries	$29,142	$29,075	$29,942	$58,217	$59,085
Incentive Compensation	4,243	3,466	3,447	7,709	6,893
Share-Based Compensation and Cash Grants for the Purchase of Company Stock	2,483	675	3,984	3,158	4,540
Commission Expense	1,553	1,663	1,259	3,216	2,605
Retirement and Other Benefits	3,804	4,962	3,857	8,766	7,966
Payroll Taxes	2,335	4,039	2,331	6,374	5,764
Medical, Dental, and Life Insurance	2,438	2,223	2,481	4,661	4,961
Separation Expense	802	679	199	1,481	250
Total Salaries and Benefits	$46,800	$46,782	$47,500	$93,582	$92,064

Bank of Hawaii Corporation and Subsidiaries
Loan and Lease Portfolio Balances	Table 9

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2011	2011	2010	2010	2010
Commercial
Commercial and Industrial	$815,912	$771,923	$772,624	$736,385	$758,851
Commercial Mortgage	872,283	883,360	863,385	817,752	816,165
Construction	81,432	80,360	80,325	88,671	88,823
Lease Financing	316,776	331,491	334,997	353,962	399,744
Total Commercial	2,086,403	2,067,134	2,051,331	1,996,770	2,063,583
Consumer
Residential Mortgage	2,130,335	2,108,376	2,094,189	2,073,340	2,087,380
Home Equity	783,582	787,179	807,479	836,990	861,196
Automobile	191,739	196,649	209,008	221,265	238,671
Other [1]	159,414	167,591	173,785	183,689	190,081
Total Consumer	3,265,070	3,259,795	3,284,461	3,315,284	3,377,328
Total Loans and Leases	$5,351,473	$5,326,929	$5,335,792	$5,312,054	$5,440,911

Higher Risk Loans Outstanding

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2011	2011	2010	2010	2010
Residential Home Building [2]	$16,186	$14,744	$14,964	$18,444	$18,993
Residential Land Loans [3]	19,960	21,595	23,745	28,149	30,262
Home Equity Loans [4]	21,778	23,783	23,179	23,957	25,055
Air Transportation [5]	36,961	37,440	37,879	38,611	39,165
Total Higher Risk Loans	$94,885	$97,562	$99,767	$109,161	$113,475

1  Comprised of other revolving credit, installment, and lease financing.

2  Residential home building loans were $35.6 million as of June 30, 2011.  Higher risk loans within this segment are defined as those loans with a well-defined weakness or weaknesses that jeopardizes the orderly repayment of the loan.

3  We consider all of our residential land loans, which are consumer loans secured by unimproved lots, to be of higher risk due to the volatility in the value of the underlying collateral.

4  Higher risk home equity loans are defined as those loans originated in 2005 or later, with current monitoring credit scores below 600, and with original loan-to-value ratios greater than 70%.

5  We consider all of our air transportation leases to be of higher risk due to the weak financial profile of the industry.

Deposits

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2011	2011	2010	2010	2010
Consumer	$5,073,101	$5,097,056	$5,082,802	$4,976,317	$4,925,579
Commercial	4,165,435	4,326,495	4,292,108	4,053,306	4,036,679
Public and Other	740,498	488,840	514,085	572,839	362,401
Total Deposits	$9,979,034	$9,912,391	$9,888,995	$9,602,462	$9,324,659

Bank of Hawaii Corporation and Subsidiaries
Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More	Table 10

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2011	2011	2010	2010	2010
Non-Performing Assets [1]
Non-Accrual Loans and Leases
Commercial
Commercial and Industrial	$1,839	$1,107	$1,642	$1,287	$741
Commercial Mortgage	3,290	3,421	3,503	5,071	3,476
Construction	288	288	288	3,569	5,640
Lease Financing	8	9	19	117	63
Total Commercial	5,425	4,825	5,452	10,044	9,920
Consumer
Residential Mortgage	23,970	24,372	28,152	26,917	27,491
Home Equity	2,155	2,602	2,254	2,303	2,638
Other [2]	16	—	—	—	—
Total Consumer	26,141	26,974	30,406	29,220	30,129
Total Non-Accrual Loans and Leases	31,566	31,799	35,858	39,264	40,049
Foreclosed Real Estate	2,590	2,793	1,928	5,910	3,192
Total Non-Performing Assets	$34,156	$34,592	$37,786	$45,174	$43,241

Accruing Loans and Leases Past Due 90 Days or More
Commercial
Commercial and Industrial	$—	$—	$—	$62	$—
Total Commercial	—	—	—	62	—
Consumer
Residential Mortgage	5,854	3,614	5,399	8,031	9,019
Home Equity	1,147	1,100	1,067	1,246	2,256
Automobile	167	260	410	348	464
Other [2]	604	578	707	857	1,161
Total Consumer	7,772	5,552	7,583	10,482	12,900
Total Accruing Loans and Leases Past Due 90 Days or More	$7,772	$5,552	$7,583	$10,544	$12,900
Restructured Loans on Accrual Status and Not Past Due 90 Days or More	$28,193	$29,513	$23,724	$23,021	$13,558
Total Loans and Leases	$5,351,473	$5,326,929	$5,335,792	$5,312,054	$5,440,911

Ratio of Non-Accrual Loans and Leases to Total Loans and Leases	0.59%	0.60%	0.67%	0.74%	0.74%

Ratio of Non-Performing Assets to Total Loans and Leases, Loans Held for Sale, and Foreclosed Real Estate	0.64%	0.65%	0.71%	0.85%	0.79%

Ratio of Commercial Non-Performing Assets to Total Commercial Loans and Leases, Commercial Loans Held for Sale, and Commercial Foreclosed Real Estate	0.34%	0.31%	0.31%	0.75%	0.62%

Ratio of Consumer Non-Performing Assets to Total Consumer Loans and Leases and Consumer Foreclosed Real Estate	0.83%	0.86%	0.95%	0.91%	0.90%

Ratio of Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More to Total Loans and Leases, Loans Held for Sale, and Foreclosed Real Estate	0.78%	0.75%	0.85%	1.04%	1.03%

Quarter to Quarter Changes in Non-Performing Assets [1]
Balance at Beginning of Quarter	$34,592	$37,786	$45,174	$43,241	$41,624
Additions	6,079	5,799	8,175	10,606	10,761
Reductions
Payments	(2,363)	(2,164)	(5,019)	(3,432)	(4,414)
Return to Accrual Status	(3,226)	(6,408)	(1,250)	(964)	—
Transfer to Foreclosed Real Estate	—	(208)	(1,133)	(2,070)	—
Sales of Foreclosed Real Estate	(497)	—	(5,427)	(700)	—
Charge-offs/Write-downs	(429)	(213)	(2,734)	(1,507)	(4,730)
Total Reductions	(6,515)	(8,993)	(15,563)	(8,673)	(9,144)
Balance at End of Quarter	$34,156	$34,592	$37,786	$45,174	$43,241

1  Excluded from non-performing assets was a contractually binding non-accrual loan held for sale of $7.5 million as of March 31, 2011

2  Comprised of other revolving credit, installment, and lease financing.

Bank of Hawaii Corporation and Subsidiaries
Reserve for Credit Losses	Table 11

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(dollars in thousands)	2011	2011	2010	2011	2010
Balance at Beginning of Period	$152,777	$152,777	$151,777	$152,777	$149,077
Loans and Leases Charged-Off
Commercial
Commercial and Industrial	(1,507)	(1,657)	(3,056)	(3,164)	(6,962)
Commercial Mortgage	—	—	(1,000)	—	(1,303)
Construction	—	—	(1,417)	—	(2,274)
Lease Financing	—	—	(107)	—	(297)
Consumer
Residential Mortgage	(1,977)	(1,751)	(4,377)	(3,728)	(7,632)
Home Equity	(3,252)	(1,359)	(2,886)	(4,611)	(10,322)
Automobile	(797)	(1,029)	(1,752)	(1,826)	(3,779)
Other [1]	(1,488)	(1,564)	(2,530)	(3,052)	(5,352)
Total Loans and Leases Charged-Off	(9,021)	(7,360)	(17,125)	(16,381)	(37,921)
Recoveries on Loans and Leases Previously Charged-Off
Commercial
Commercial and Industrial	399	572	367	971	1,225
Commercial Mortgage	—	—	—	—	24
Lease Financing	44	50	11	94	12
Consumer
Residential Mortgage	622	259	236	881	658
Home Equity	750	339	197	1,089	297
Automobile	652	649	826	1,301	1,579
Other [1]	572	800	549	1,372	1,176
Total Recoveries on Loans and Leases Previously Charged-Off	3,039	2,669	2,186	5,708	4,971
Net Loans and Leases Charged-Off	(5,982)	(4,691)	(14,939)	(10,673)	(32,950)
Provision for Credit Losses	3,600	4,691	15,939	8,291	36,650
Balance at End of Period [2]	$150,395	$152,777	$152,777	$150,395	$152,777

Components
Allowance for Loan and Lease Losses	$144,976	$147,358	$147,358	$144,976	$147,358
Reserve for Unfunded Commitments	5,419	5,419	5,419	5,419	5,419
Total Reserve for Credit Losses	$150,395	$152,777	$152,777	$150,395	$152,777

Average Loans and Leases Outstanding	$5,326,123	$5,311,781	$5,522,423	$5,318,993	$5,604,218

Ratio of Net Loans and Leases Charged-Off to Average Loans and Leases Outstanding (annualized)	0.45%	0.36%	1.09%	0.40%	1.19%
Ratio of Allowance for Loan and Lease Losses to Loans and Leases Outstanding	2.71%	2.77%	2.71%	2.71%	2.71%

1  Comprised of other revolving credit, installment, and lease financing.

2  Included in this analysis is activity related to the Company’s reserve for unfunded commitments, which is separately recorded in other liabilities in the Consolidated Statements of Condition.

Bank of Hawaii Corporation and Subsidiaries
Business Segments Selected Financial Information	Table 12a

	Retail	Commercial	Investment	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	Services	and Other	Total
Three Months Ended June 30, 2011
Net Interest Income	$43,890	$34,686	$3,792	$15,131	$97,499
Provision for Credit Losses	5,585	397	—	(2,382)	3,600
Net Interest Income After Provision for Credit Losses	38,305	34,289	3,792	17,513	93,899
Noninterest Income	21,697	9,741	15,234	2,791	49,463
Noninterest Expense	(52,345)	(24,159)	(15,043)	(2,227)	(93,774)
Income Before Provision for Income Taxes	7,657	19,871	3,983	18,077	49,588
Provision for Income Taxes	(2,833)	(6,974)	(1,474)	(3,159)	(14,440)
Net Income	4,824	12,897	2,509	14,918	35,148
Total Assets as of June 30, 2011	$3,058,041	$2,266,089	$221,347	$7,615,727	$13,161,204

Three Months Ended June 30, 2010 [1]
Net Interest Income	$48,246	$36,319	$4,215	$15,148	$103,928
Provision for Credit Losses	9,871	6,206	(127)	(11)	15,939
Net Interest Income After Provision for Credit Losses	38,375	30,113	4,342	15,159	87,989
Noninterest Income	25,806	11,697	14,310	17,061	68,874
Noninterest Expense	(43,436)	(24,977)	(15,553)	(1,952)	(85,918)
Income Before Provision for Income Taxes	20,745	16,833	3,099	30,268	70,945
Provision for Income Taxes	(7,676)	(6,322)	(1,147)	(9,236)	(24,381)
Net Income	13,069	10,511	1,952	21,032	46,564
Total Assets as of June 30, 2010 [1]	$3,156,403	$2,326,589	$312,676	$7,060,177	$12,855,845

1  Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries
Business Segments Selected Financial Information	Table 12b

	Retail	Commercial	Investment	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	Services	and Other	Total
Six Months Ended June 30, 2011
Net Interest Income	$88,314	$69,689	$7,655	$31,538	$197,196
Provision for Credit Losses	10,628	209	(140)	(2,406)	8,291
Net Interest Income After Provision for Credit Losses	77,686	69,480	7,795	33,944	188,905
Noninterest Income	41,817	18,798	30,284	12,486	103,385
Noninterest Expense	(96,244)	(48,581)	(30,447)	(4,584)	(179,856)
Income Before Provision for Income Taxes	23,259	39,697	7,632	41,846	112,434
Provision for Income Taxes	(8,606)	(13,806)	(2,824)	(9,690)	(34,926)
Net Income	14,653	25,891	4,808	32,156	77,508
Total Assets as of June 30, 2011	$3,058,041	$2,266,089	$221,347	$7,615,727	$13,161,204

Six Months Ended June 30, 2010 [1]
Net Interest Income	$97,551	$77,446	$8,538	$28,046	$211,581
Provision for Credit Losses	25,227	11,347	88	(12)	36,650
Net Interest Income After Provision for Credit Losses	72,324	66,099	8,450	28,058	174,931
Noninterest Income	49,273	21,715	29,337	40,331	140,656
Noninterest Expense	(85,769)	(48,839)	(29,598)	(3,418)	(167,624)
Income Before Provision for Income Taxes	35,828	38,975	8,189	64,971	147,963
Provision for Income Taxes	(13,256)	(14,321)	(3,031)	(18,055)	(48,663)
Net Income	22,572	24,654	5,158	46,916	99,300
Total Assets as of June 30, 2010 [1]	$3,156,403	$2,326,589	$312,676	$7,060,177	$12,855,845

1  Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries
Selected Quarterly Financial Data	Table 13

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share amounts)	2011	2011	2010	2010	2010
Quarterly Operating Results
Interest Income
Interest and Fees on Loans and Leases	$65,542	$66,593	$67,915	$70,198	$71,997
Income on Investment Securities
Available-for-Sale	23,490	37,669	39,546	40,775	44,989
Held-to-Maturity	20,553	7,633	1,388	1,553	1,700
Deposits	2	(2)	7	5	3
Funds Sold	297	251	160	211	396
Other	279	279	279	278	277
Total Interest Income	110,163	112,423	109,295	113,020	119,362
Interest Expense
Deposits	4,792	5,232	5,918	7,041	7,930
Securities Sold Under Agreements to Repurchase	7,338	7,041	6,425	6,670	6,472
Funds Purchased	5	6	7	10	6
Long-Term Debt	529	447	672	673	1,026
Total Interest Expense	12,664	12,726	13,022	14,394	15,434
Net Interest Income	97,499	99,697	96,273	98,626	103,928
Provision for Credit Losses	3,600	4,691	5,278	13,359	15,939
Net Interest Income After Provision for Credit Losses	93,899	95,006	90,995	85,267	87,989
Noninterest Income
Trust and Asset Management	11,427	11,806	11,190	10,534	11,457
Mortgage Banking	2,661	3,122	4,549	6,811	3,752
Service Charges on Deposit Accounts	9,375	9,932	11,632	12,737	14,856
Fees, Exchange, and Other Service Charges	16,662	14,945	15,196	15,500	15,806
Investment Securities Gains (Losses), Net	—	6,084	(1)	7,877	14,951
Insurance	3,210	2,771	2,309	2,646	2,291
Other	6,128	5,262	6,602	7,020	5,761
Total Noninterest Income	49,463	53,922	51,477	63,125	68,874
Noninterest Expense
Salaries and Benefits	46,800	46,782	46,809	46,840	47,500
Net Occupancy	10,476	10,327	10,504	10,186	10,154
Net Equipment	4,741	4,698	5,902	4,545	4,366
Professional Fees	2,294	2,158	2,116	905	2,091
FDIC Insurance	2,010	3,244	3,198	3,159	3,107
Other	27,453	18,873	20,193	24,255	18,700
Total Noninterest Expense	93,774	86,082	88,722	89,890	85,918
Income Before Provision for Income Taxes	49,588	62,846	53,750	58,502	70,945
Provision for Income Taxes	14,440	20,486	13,172	14,438	24,381
Net Income	$35,148	$42,360	$40,578	$44,064	$46,564

Basic Earnings Per Share	$0.74	$0.89	$0.84	$0.91	$0.97
Diluted Earnings Per Share	$0.74	$0.88	$0.84	$0.91	$0.96

Balance Sheet Totals
Loans and Leases	$5,351,473	$5,326,929	$5,335,792	$5,312,054	$5,440,911
Total Assets	13,161,204	12,962,304	13,126,787	12,716,603	12,855,845
Total Deposits	9,979,034	9,912,391	9,888,995	9,602,462	9,324,659
Total Shareholders’ Equity	1,003,450	996,225	1,011,133	1,039,561	1,013,011

Performance Ratios
Return on Average Assets	1.09%	1.32%	1.24%	1.37%	1.48%
Return on Average Shareholders’ Equity	13.86	16.86	15.08	16.64	19.01
Efficiency Ratio [1]	63.81	56.04	60.05	55.57	49.72
Net Interest Margin [2]	3.16	3.24	3.15	3.27	3.51

1  The efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).

2  The net interest margin is defined as net interest income, on a fully-taxable equivalent basis, as a percentage of average earning assets.

Bank of Hawaii Corporation and Subsidiaries
Hawaii Economic Trends	Table 14

	Five Months Ended		Year Ended
($ in millions; jobs in thousands)	May 31, 2011		December 31, 2010		December 31, 2009
Hawaii Economic Trends
State General Fund Revenues [1]	$1,977.1	0.9%	$4,314.1	7.4%	$4,018.2	(12.8)%
General Excise and Use Tax Revenue [1]	$1,109.6	9.9	$2,379.9	3.6	$2,296.3	(10.6)
Jobs [2]	593.3	1.3	586.8	(0.8)	591.7	(4.4)

	June 30,	December 31,	September 30,	December 31,
(annual percentage, except 2010 and 2011)	2011	2010	2010	2009	2008
Unemployment [3]
Statewide, seasonally adjusted	6.0%	6.3%	6.5%	6.9%	5.6%

Oahu	4.9	4.8	5.6	5.4	4.3
Island of Hawaii	9.2	8.6	9.8	9.5	7.4
Maui	7.2	7.4	8.3	8.8	6.9
Kauai	8.2	7.8	8.9	8.7	7.8

	June 30,	December 31,
(percentage change, except months of inventory)	2011	2010	2009
Housing Trends (Single Family Oahu) [4]
Median Home Price	(2.6)%	3.1%	(7.3)%
Home Sales Volume (units)	(7.0)%	13.4%	(1.8)%
Months of Inventory	6.1	6.0	6.8

	Monthly Visitor Arrivals,	Percentage Change
(in thousands)	Seasonally Adjusted	from Previous Month
Tourism [2]

May 31, 2011	582.1	(2.8)%
April 30, 2011	598.7	3.4
March 31, 2011	579.2	(4.7)
February 28, 2011	607.5	(0.9)
January 31, 2011	613.2	2.5
December 31, 2010	598.3	(1.9)
November 30, 2010	609.8	1.6
October 31, 2010	600.3	1.1
September 30, 2010	593.9	(0.9)
August 31, 2010	599.5	1.0
July 31, 2010	593.4	2.4
June 30, 2010	579.4	(0.4)
May 31, 2010	581.8	1.8
April 30, 2010	571.6	2.2
March 31, 2010	559.4	2.5
February 28, 2010	545.9	(0.6)
January 31, 2010	549.3	1.2

1  Source:  Hawaii Department of Business, Economic Development & Tourism.

2  Source:  University of Hawaii Economic Research Organization.  Year-to-date figures.

3  Source:  University of Hawaii Economic Research Organization, State of Hawaii Department of Labor and Industrial Relations.

4  Source:  Honolulu Board of REALTORS.

Note:  Certain prior period seasonally adjusted information has been revised.